Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 31, 2003, in Post-Effective Amendment No. 1 to the Registration Statement (Form SB-2/A No. 333-86894) and related Prospectus of eDiets.com, Inc. dated April 30, 2003.

/s/ ERNST & YOUNG LLP

Fort Lauderdale, Florida

April 28, 2003